Exhibit 10.5
                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             AssureTec Systems, Inc.

                                       AND

                                Glenn Larson, Sr.

     This EMPLOYMENT AGREEMENT made as of the 25th day of November, 2002 (the "Effective Date"), by and between AssureTec Systems, Inc., such corporation organized under the laws of Delaware with offices at 200 Perimeter Road, Manchester, NH 03103 (the "Company"), and Glenn A. Larson Sr., an employee of R.T. Robertson Consultants, Inc, residing at 7 Pebble Beach Drive, Bedford, NH 03110 (the "Employee").

                               W I T N E S E T H:
                               ------------------

     The Company and the Employee desire that he serve as Vice President of Operations, an executive management position with the Company, on the terms and conditions hereinafter set forth.

     In consideration of the premises and covenants and agreements contained herein, the parties hereto agree as follows:

     1. Employment, Duties and Acceptance.

     a. The Company hereby employs the Employee to render his services on behalf of the Company or affiliated companies as Vice President of Operations and to perform those services normally associated with such title in accordance with the terms of this agreement.

     b. The services of the Employee shall be rendered subject to the direction of the Company's Board of Directors, its Executive Committee or such individual(s) designated by either of these groups.

     c. The Employee will, upon request of the CEO or his designate and subject to this Agreement, accept such additional duties and assignments within AssureTec. Inc. as may be requested from time to time. These services and additional duties shall be consistent with the Employee's position and need not necessarily relate to the development and sale of imaging based authentication systems and product activities.

     d. The activities of the Employee shall be performed principally in Southern New Hampshire in which the Company's research and engineering facilities are located and such other locations as the Company deems necessary. The Employee recognizes that his duties may require of him overnight travel from time to time.

     The Employee hereby accepts such employment by signing this Agreement. Subject to the provisions set out at Section 3 hereof and except for such exemptions set out in Schedule A attached, the Employee shall devote all of his business time to the business and affairs of the Company, shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully, diligently and to the best of his ability.

     f. The Employee represents and warrants that he understands the importance of the provisions of this Agreement to him, and has consulted with his own legal counsel to the extent desired by him in order that the provisions of this Agreement and the legal and tax consequences hereof may be understood and agreed to by him.

     g. The parties acknowledge that the Company intends that the Employee's services, salary and other benefits provided for hereunder shall commence as of the Effective Date.

     2. Term of Employment.

     a. The term of the Employee's employment shall commence as of the Effective Date hereof and shall continue for a period of two (2) years after the Effective Date. Neither Employee nor the Company makes any representation as to whether this Agreement shall be renewed.

     b. Notwithstanding the foregoing, the employment of the Employee shall sooner terminate as provided herein in respect of his death, permanent and total disability, all as provided in Section 6 below.

     3. Compensation.

     a. From the Effective Date through March 31, 2003 the Employee shall earn compensation at the rate of $1,000 per month ($12,000 per year) payable in cash (subject to required withholding). Effective April 1, 2003 the rate of compensation paid monthly shall increase to $11,500 per month ($138,000 per year) payable in cash (subject to required withholding). A performance and salary review shall occur periodically after commencement of employment followed by a salary adjustment deemed appropriate by Employer

     b. As an incentive to the Employee to remain in the employ of the Company, in addition to the compensation specified in Section 3a the Employee will be paid a one time cash bonus equal to $10,500 per month for each month of continued employment from the Effective Date through April 1, 2003. All amounts due under this Section 3b shall accrue and become payable in twelve (12) equal monthly installments without interest beginning April1, 2003.

     c. In addition to the compensation described in this section, on the Effective Date hereof Employee shall receive a stock option award the terms of which are set forth in the Stock Option Agreement attached as Schedule B hereto

     d. No agreement exists or shall be implied to provide any other form of compensation to Employee such as company vehicle, stock, bonus other than as provided hereunder. The Employee shall be eligible to receive only such salary increases, bonus or incentive compensation, if any, as the Company and its Directors may, in its sole discretion, elect to award.

     4. Expenses.

     a. Following the Effective Date, Employee shall be entitled to reimbursement for all normal and reasonable approved business expenses incurred by him on behalf of the Company upon presentation of vouchers or other evidence of those expenses in accordance with the Company's policies.

     5. Benefits.

a    Employee is eligible to participate in any group life insurance program, hospitalization insurance program, retirement plan, or similar benefit plans available to professional employees of the Company. Upon the approval of the CEO, and generally, in keeping with the Company's policies which may be in effect during the term of this Agreement, Employee may apply for coverage under the benefit plan available to professional employees of the Company; provided, however, that this provision shall not require the Company to create or maintain any such programs or plans. The Company reserves the right to limit its contribution in effect anytime after the Effective Date hereof provided such policy is equally applied to the engineering team as a matter of policy.

b    Employee will be permitted to take annually up to three (3) weeks vacation each year, in accordance with applicable policies of the Company. Such time shall be pro rated for each calendar year. Employee shall be eligible for additional vacation time if and when such is made available to the professional employees. Any vacation time not used by the Employee during any calendar year shall be forfeited without obligation on the part of the Company to compensate the Employee therefore except that a maximum of one (1) week vacation may be carried over subject to the approval in advance by an Officer of the Company.

     6. Termination.

     a. Termination by the Company for Cause.

     If the Employee shall, during his employment (i) breach his fiduciary duty to the Company, (ii) breach any of the material terms of this Agreement, (iii) engage in any wrongful appropriation of any significant opportunity properly belonging to the Company; or (iv) be convicted of a felony (any of the foregoing shall constitute "cause" for purposes of this Agreement), the Company shall have the right to immediately terminate the Employee's employment, whereupon the Employee shall be entitled solely to receive any unpaid amounts associated with his then applicable salary at the rate provided in Section 3 (a). Such unpaid amount shall be calculated through to the day on which such termination shall take effect. In addition to amounts called for under this Section 6 (a), amounts payable to Employee under Section 3(b) shall continue in the amount and for the period stated therein.

     b. Early Termination by the Company Without Cause.

     In the event that1) the Company terminates the services of the Employee during the term hereof without cause (cause as set forth in (a) above) 2) there is a significant change in the Employee's position, role or responsibilities or
3) a consolidation or merger or sale of all or substantially all of the assets of the Company, which would result in the stockholders of the Company immediately prior to such transaction owning less than 50% of the voting power of the surviving corporation immediately following such transaction (a "Change of Control"), (items 1,2 & 3 individually to be considered a "Compensatory Terminating Event") the Employee shall be entitled to receive, and the Company shall continue to pay to the Employee his salary then payable pursuant to
Section 3(a) above for an additional period of one (1) month for each two months or portion thereof of employment from the effective date hereof but in no case shall such period exceed three (3) months. Such payment to be made on the last day of that continuation period provided that during such period the Employee
(i) makes himself available to, cooperates with, and assists the Company as a consultant and otherwise to effect an orderly transition, and (ii) observes the covenants contained in Section 7 below. During the period of salary continuance as provided under this provision, base salary in effect at the time of termination shall be the salary without increase for the entire term of salary continuance. In the event Employee's termination results directly from the Company's inability to pay its creditors accounts as they come due or its failure to raise the funds necessary to carry on the operations of the Company, such salary continuance shall be payable in shares of the Company's common stock

Amounts payable to Employee under Section 3(b) shall be pro-rated through the day on which such termination shall take effect, however the terms governing the payment of such amount, as set forth therein, shall not be changed.

Employee shall have the right to retain all shares vested under the Section 3(c) Stock Option Agreement as of the effective date of termination.

The parties intend that such salary payments plus the right to retain option shares vested as of the effective date of termination shall constitute full and liquidated damages for such termination without cause, and the Employee shall have no duty to mitigate his losses by seeking other employment or income during or in respect of the salary continuance period following such termination.

     c. Termination by Employee

     In the event of a breach of any of the material terms of this Agreement by the Company, Employee shall have the right to resign from this Employment Agreement effective 30 days after written notification to the Company, if such breach is not cured during this period. Upon termination the Employee shall be entitled solely to receive any unpaid amounts associated with his then applicable salary at the rate provided in Section 3 (a). Such unpaid amount shall be calculated through to the day on which such termination shall take effect. In addition to amounts called for under this Section 6 (c), amounts payable to Employee under Section 3(b) shall be pro-rated through the day on which such termination shall take effect, however the terms however the terms governing the payment of such amount, as set forth therein, shall not be changed. Employee shall also have the right to retain all shares vested under the Section 3(c) Stock Option Agreement as of the effective date of termination.

     d. Benefits Payable Upon Death.

     In the event of the Employee's death during the term hereof, the Employee or the Employee's designated beneficiaries shall be entitled to receive his base salary at the rate provided in Section 3(a) and the benefits provided in Section 5 through the end of a two weeks following the weekly payroll period in which death occurred, such salary continuance period to be inclusive of all accrued vacation time Employee otherwise would be eligible for at the time of Employee's death. In addition, the Employee's designated beneficiaries shall be entitled to receive; 1) the available proceeds under any group term or other insurance maintained for the benefit of the Employee and 2) Employee's interest in any stock options vested at the time of Employee's death. In addition to amounts called for under this Section 6 (d), amounts payable to Employee under Section 3(b) shall be pro-rated through the date of the Employees death, however the terms however the terms governing the payment of such amount, as set forth therein, shall not be changed.

     7. Covenants During or Following the Term of This Agreement by Employee.

     a. Assistance in Litigation. The Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company during or following the term of this Agreement as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or becomes, a party.

     b. Covenant Not to Compete.

     (i) The Employee agrees that, during the period of his employment and for six months thereafter, he will not, except on behalf of the Company or any of its subsidiaries or affiliates, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, consultant, representative or in any other capacity, become involved or be interested in, or otherwise associated with in a business activity, any other person, corporation, firm, partnership or other entity whatsoever involving Company sales agents, employees, customers. Employee shall not engage in document authentication development activities reasonably similar to the company's research and products in the field of border control, check cashing verification, public transportation passenger control and products reasonably similar to the company's products and technologies whether or not protected by patent, such within any territory or area in which the Company is then engaging in business or providing goods or services to its customers; provided, however, that anything to the contrary notwithstanding, the Employee may own as an inactive investor securities of any competitor corporation listed on a national securities exchange or traded in the over-the-counter market, so long as his holding in any one such corporation shall not in the aggregate constitute more than 2% of the voting stock of such corporation. If Employee desires to have such non-compete period less than six months, Employee shall submit such request in writing to the Company within 30 days following termination of employment. Company shall have no obligation to consent to such request.

     (ii) Employee shall devote his exclusive and entire services to the Company as hereinbefore described. The Employee agrees that during his employment he shall not accept any position, employment, gratuities, compensation, or the like from any person, corporation, firm, partnership or other entity whatsoever without written consent from the Company.

     (iii) Non-Solicitation of Fellow Employees and Agents.

     The Employee further agrees that, during the period of his employment and for a period of one (1) year after any termination thereof, for whatever reason, he will not solicit any employee or Agent of the Company or any subsidiary or affiliate of the Company to terminate his employment or agency relationship with the Company or any of its subsidiaries or affiliates.

     (iv) If any restriction set forth in this Section 7(b) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.


     c. Proprietary Information.


     (i) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not a limitation, Proprietary Information includes, but is not limited to, inventions, products, processes, methods, techniques, formulas, compositions, compounds, Projects, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier lists, software and systems codes and architecture. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an Officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (ii) Employee agrees that all files, letters, memoranda, reports, formulas, customer and agent lists, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession during his employment by the Company, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

     (iii) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (i) and (ii) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers of the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

     d. Patents and Other Developments. With respect to every patent, patent application, invention, product, process, program, apparatus, design, trademark, trade name, copyrightable work or other legally protectable form of "intellectual property" ("Protectable Asset") which the Employee, singly or jointly with others, during his employment by the Company or any of its subsidiaries or affiliates or during the period of salary continuance following termination of employment, for any reason may (during normal business hours and/or using "company" facilities or resources) invent, create, make, discover, conceive, originate or reduce to practice and relating in any way to the products, devices, procedures, programs or schemes then being utilized by the Company or its subsidiaries or affiliates or which otherwise relate to the field of research and or product development of the Company or its subsidiaries or affiliates, the Employee:

     (i) will promptly fully disclose same to the Company and will not disclose same to any other person, company or party without the Company's consent;

     (ii) does hereby assign same and all United States and foreign patent applications, patents, trademarks, trademark applications, trade names and copyrights that may be filed or issued thereon to the Company;

     (iii) will, but without personal expense, fully cooperate with the Company or any of its subsidiaries or affiliates in applying for and securing in the Company's name, or that of its nominee or designees, patents(s), trademark(s), trade name(s) or copyright(s) on the same in each country in the world in which the Company or its nominees or designees may desire to secure such protection or registration and the Employee will promptly execute all proper documents presented to him for signature by the Company or its nominees or designees to enable it or them to secure such protection or registration and to transfer legal title therein, to Company or its nominees or its designees;

     (iv) will, but without personal expense, give such true information and testimony as may be requested by the Company or its nominees or designees relative to the same or relative to such invention(s), product(s), program(s), process (es), apparatus, design(s), trademark(s), trade name(s) or work(s) invented, created, made, discovered, conceived, originated or reduced to practice by any other person or persons and concerning which he has knowledge by reason of his employment by the Company, or any of its subsidiaries or affiliates; and

     (v) states that the only patents, inventions, products, processes, programs, apparatuses, designs, trademarks, trade names or copyrights, or applications for any of the same, in which the Employee personally holds an interest prior to the Effective Date are listed and described in a Schedule attached hereto and are not subject to this Agreement. The absence of any such Schedule means that no such exceptions exist.

     Except as set forth in Schedule A, as of the Effective Date, the Employee does not own nor is he currently developing a Protectable Asset(s) as that term is defined in this Section

     e. Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other person or company to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company which relates directly to the Company's business or to refrain from competing, directly or indirectly, with the business of such previous employer or any other person or company. Employee further represents that his performance of all the terms of this Agreement and as an Employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust related to the Company's business prior to his employment with the Company.

     f. Company's Legal Remedies. The Company and the Employee agree that a violation of the foregoing covenants of this Section 7 or any provision thereof, will cause irreparable injury to the Company and its subsidiaries and affiliates, and that the Company and its subsidiaries and affiliates shall be entitled, in addition to any other rights and remedies they may have at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and any other violations or threatened violations if this Section 7 or any provisions thereof.

     8. Nonassignability.

     Except as otherwise provided herein), neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section (8) shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

     9. No Attachment.

     Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     10. Binding Agreement.

     This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective permitted successors and assigns.

     11. Complete Agreement.

     This Agreement and any agreements specifically referred to herein contain a complete statement of all arrangements between the parties with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof.

     12. Amendment of Agreement.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     13. Waiver.

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless it specifically states such therein, and then, each such waiver shall operate only as to the specific term or condition and shall not relate to any act other than that specifically waived. A waiver of a term or condition of this Agreement on any occasion does not imply that a waiver of the same term or condition will or should be granted on any other occasion.

     14. Severability.

     If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and such other provisions shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then, to the full extent permitted by law, any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this Agreement has not been executed.

     15. Headings.

     The headings of paragraphs herein are included solely for convenience of references and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     16. Governing Law.

     This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New Hampshire

     17. Notices.

     All notices which Company is required or may desire to give to the Employee shall be given by certified or registered mail, addressed to the Employee at the address referred to above, or at such other place as the Employee may from time to time designate in writing. All notices that the Employee is required or may desire to give to the Company hereunder shall be given by certified or registered mail, addressed to Company at its principal office, or at such other office as Company may from time to time designate in writing. Five days after the date of mailing any such notice shall be deemed to be the date of delivery thereof, unless actual prior delivery occurs.

     18. Miscellaneous.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine or feminine gender, as applicable.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Date:
         ------------------------------


         ------------------------------
         Glenn Larson Sr.


         ------------------------------
         R. Bruce Reeves, PhD
         Chairman and Chief Executive Officer
         AssureTec Systems, Inc.


         -----------------------------
         Attest
         Bruce C. Monk, Director
         AssureTec Systems, Inc.

                                   SCHEDULE A

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             AssureTec Systems, Inc.

                                       AND

                                Glenn Larson, Sr.





Section 1 (e)
NONE


Section 7 (d)
NONE






Date:
         -----------------

         ------------------------------
         Glenn Larson, Sr.

                                   SCHEDULE B

                             AssureTec Systems, Inc.
                               200 Perimeter Road
                              Manchester, NH 03103

                             STOCK OPTION AGREEMENT
                             ----------------------

1. Grant of Option. AssureTec Systems, Inc., a Delaware corporation (the "Company"), hereby grants to Glenn Larson Sr. (the "Optionee") options to purchase an aggregate of up to 375,000 shares of Common Stock ("Common Stock") of the Company, at the different prices (each designated an "Exercise Price"), and contingent upon the occurrence of the events defined in Section 3(b) of this Agreement, purchasable as set forth in and subject to the terms and conditions of this Agreement. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. Non-Statutory Stock Option. These options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

3. Exercise of Option
   ------------------

     (a) Vesting Schedule. Except as otherwise provided in this Agreement, these options are granted on November 25th, 2002 (the "Grant Date"), may be exercised only as they vest as defined in Sections 3(b) Any portion of these options not exercised seven (7) years from their respective date of vesting ("Expirations Date") are terminated. The right of exercise shall be cumulative so that if an option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time up to the defined Expiration Date or any earlier termination of each of these options. These options may not be exercised after their respective Expiration Date.

     (b) Vesting. The aforementioned options to purchase a total of 375,000 shares of Common Stock of the Company will vest as follows:
     (i) an option to purchase up to 75,000 shares at an Exercise Price of $0.37.5 per share is fully vested on the Grant Date.
     (ii) an option to purchase up to 50,000 shares at an Exercise Price of $0.50 per share will vest on November 25th, 2003 if, and only if, Optionee is an employee of Company upon that date;
     (iii) an option to purchase an additional 50,000 shares at the Exercise Price of $0.75 per share will vest on November 25th, 2004 if, and only if, Optionee is an employee of Company on that date; and
     (iv) an option to purchase up to 50,000 shares at the Exercise Price of $1.00 per share will vest on November 25th, 2005 if, and only if, Optionee is an employee of Company on that date.
     (v) an option to purchase up to 150,000 shares will vest if, and only if, defined milestones jointly agreed to by Optionee and the Chief Executive Officer of Company, and approved by the Board of Directors of Company, are met. Each of these milestone options is exercisable at an Exercise Price of $0.75 per share. Failure of Optionee and Company to agree to such milestones on or before December 31, 2002 shall result in the forfeiture of the option to purchase the last mentioned 150,000 shares.

     (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, each of these options shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the option being exercised and the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with
Section 4.

Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares under any of the options covered hereby, provided that no partial exercise of any of the options may be for any fractional share or for fewer than ten whole shares.

4. Payment of Purchase Price.
   --------------------------

     (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of any of the options granted herein shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares or (2) by other non-cash consideration as may be approved by the Board of Directors of the Company.

     (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of any of the options shall be determined in good faith by the Board of Directors of the Company.

5. Delivery of Shares: Compliance With Securities Laws. Etc. The Company shall, upon payment of the option price for the number of shares purchased and paid for under any of the options, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

6. Non-transferability of Options. These options are personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that these options may be transferred (i) by will or the laws of descent and distribution, (ii) other than to an "affiliate" of the Optionee within the meaning of Rule 405 under the Securities Act of 1933, as amended or (iii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any of these options or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon any of these options or such rights, these options and such rights shall, at the election of the Company, become null and void.

7. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares that may be purchased by exercise of any of these options (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date any such stock certificate is issued.

8. Adjustment Provisions.
   ----------------------

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to any of these options or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set out from time to time by the Board of Directors relating to such.

     (b) Board Authority to Make Adjustments. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof' will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

9. Mergers, Consolidation, Distributions, Liquidations Etc. In the event of a merger or consolidation or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of any of these options, the Optionee shall, with respect to any of these options or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations as set out from time to time by the Board of Directors.

10. Investment Representations: Legends.
    -----------------------------------

     (a) Representation. The Optionee represents, warrants and covenants that:

     (i) Any shares purchased upon exercise of any of the options under this Agreement shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

     (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

     (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of any of these option for an indefinite period.

     (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of any of these options will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
     (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of any of these options under the Securities Act.

By making payment upon exercise of any of these options, the Optionee shall be deemed to have re-affirmed, as of the date of such payment, the representations made in this Section 10.

     (b) Legends on Stock Certificate. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of any of these options shall have affixed thereto legends substantially in the following firms, in addition to any other legends required by applicable state law:

     "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933; or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

     "The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

11.  Miscellaneous.
     --------------

     (a) Except as provided herein, any of these options may not be amended or otherwise modified unless evidenced in writing and. signed by the Company and the Optionee.
     (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.
     (c) These options shall be governed by and construed in accordance with the laws of the State of New Hampshire.

Date of Grant:    November 25, 2002

AssureTec Systems, Inc.


By: __________________________

R. Bruce Reeves, PhD
Chairman and Chief Executive Office
AssureTec Systems, Inc


Signed: ______________________
           Glenn Larson, Sr.

Date: ________________________